EXHIBIT 99.B5(d)

                         SUB-ADVISORY AGREEMENT
                         NATIONS ANNUITY TRUST


      THIS AGREEMENT is made as of this ____day of February, 1998, by and among NATIONSBANC ADVISORS, INC., a North Carolina corporation (the "Adviser"), MARSICO CAPITAL MANAGEMENT, INC., a Delaware corporation (the "Sub-Adviser"), and NATIONS ANNUITY TRUST, a Delaware business trust (the "Trust"), on behalf of those portfolios of the Trust now or hereafter identified on Schedule I hereto (each a "Portfolio" and collectively, the "Portfolios").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser;

      WHEREAS, the Sub-Adviser also is registered with the Commission under the Advisers Act as an investment adviser;

      WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement of even date herewith (the "Investment Advisory Agreement"), pursuant to which the Adviser shall act as investment adviser with respect to the Portfolios; and

      WHEREAS, pursuant to such Investment Advisory Agreement, the Adviser, with the approval of the Trust, wishes to retain the Sub-Adviser for purposes of rendering advisory services to the Adviser and the Trust in connection with the Portfolios upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment of Sub-Adviser. The Adviser hereby appoints, and the Trust hereby approves, the Sub-Adviser to render investment research and advisory services to the Adviser and the Trust with respect to the Portfolios, under the supervision of the Adviser and subject to the policies and control of the Trust's Board of Trustees, and the Sub-Adviser hereby accepts such appointment, all subject to the terms and conditions contained herein.

      2. Investment Services. Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for each Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Portfolio. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolios and will place the daily orders for the purchase or sale of securities. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with each Portfolio's investment objective, policies and restrictions as stated in the Prospectus and votes of the Trust's Board of Trustees. The Sub-Adviser shall provide such additional services related to the continuous investment program, including recordkeeping services, as may reasonably be requested from time to time by the Trust or the Adviser.

      3. Control by Board of Trustees. As is the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser with respect to the Trust, shall at all times be subject to any directives of the Board of Trustees of the Trust.

      4. Other Covenants. In carrying out its obligations under this Agreement, the Sub-Adviser agrees that it:

              (a) will comply with all applicable Rules and Regulations of the Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to the 1940 Act and the Advisers Act;

              (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

              (c) will not make loans to any person to purchase or carry Portfolio shares;

              (d) will place orders pursuant to its investment determinations for the Portfolios either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker/dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer-viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the particular Portfolio and to the Trust. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Sub-Adviser or the Trust's principal underwriter for the Portfolios or an affiliated person of either acting as principal or broker, except as permitted by the Commission or applicable law;

              (e) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer (or related supporting institution) of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Portfolio; and

              (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

      5. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Portfolio or the size of the position obtainable for or disposed of by a Portfolio.

      6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Trust and further agrees to surrender promptly to the Adviser or the Trust any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      7. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Portfolios. In addition, the Sub-Adviser acknowledges that the Adviser has agreed, pursuant to the Investment Advisory Agreement, that, if the aggregate expenses borne by any Portfolio in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which its shares are registered or qualified for sale to the public, the Adviser together with the Portfolio's administrator(s) shall reimburse such Portfolio for such excess in proportion to the fees otherwise payable to them for such year.

      8. Compensation. For the services provided to each Portfolio and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee for that Portfolio determined in accordance with Schedule I attached hereto. The Adviser and the Sub-Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Portfolios for such period or periods they deem advisable. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Portfolio with respect to compensation under this Agreement.

      9. Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      10. Duration and Termination. This Agreement shall become effective with respect to a Portfolio when approved by the Trustees of the Trust, and shall continue in effect for a period of two years from the date first written above. This Agreement shall thereafter continue from year to year, provided that the continuation of the Agreement is specifically approved at least annually:

                     (a) (i) by the Trust's Board of Trustees or (ii) by
              the vote of "a majority of the outstanding voting securities" of a Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

                     (b) by the affirmative vote of a majority of the
              Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Notwithstanding the foregoing, this Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Portfolio), or by the Sub-

Adviser or Adviser on sixty (60) days' written notice to the other parties to this Agreement. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement affecting a Portfolio shall be effective until approved by vote of a majority of the outstanding voting securities of such Portfolio. However, this shall not prevent the Sub-Adviser from reducing, limiting or waiving its fee.

      12. Release. The names "Nations Annuity Trust" and "Trustees of Nations Annuity Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust and the Certificate of Trust, dated November 24, 1997, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of Delaware and the principal office of the Trust. The obligations of "Nations Annuity Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the property belonging to such class for the enforcement of any claims against the Trust.

      13. Use of the Name "Marsico". Sub-Adviser hereby consents to and grants a non-exclusive license for the use by the Trust to the phrase "Marsico Capital" and the identifying word "Marsico" in the name of the Funds and any logo or symbol authorized by the Sub-Adviser. Such consent is conditioned upon the Trust's employment of Sub-Adviser or its affiliates as investment sub-adviser to the Funds. Sub-Adviser may from time to time use the phrase "Marsico Capital" or the identifying word "Marsico" or logos or symbols used by Sub-Adviser in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Sub-Adviser may require the Trust to cease using the phrase "Marsico Capital" or the identifying word "Marsico" in the name of the Funds or any logo or symbol authorized by Sub-Adviser if the Trust ceases to employ Sub-Adviser or an affiliate thereof as investment sub-adviser.

      14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

      15. Counterparts. This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                       NATIONS ANNUITY TRUST
                                       on behalf of the Portfolios
                                       By: _________________________________
                                            A.  Max Walker
                                            President and Chairman of the
                                            Board of Trustees


                                         NATIONSBANC ADVISORS, INC.

                                       By: _________________________________
                                            Mark H. Williamson
                                            President and Director


                                          MARSICO CAPITAL MANAGEMENT, INC.

                                       By: _________________________________
                                            Thomas Marsico
                                            President

                               SCHEDULE I

         The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder a sub-advisory fee for each Portfolio, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the
Portfolio:


     ----------------------------------------------------------------------- -------------------
                                                                                Rate of
                                Fund                                         Compensation

     ----------------------------------------------------------------------- -------------------
     ----------------------------------------------------------------------- -------------------
     Nations Marsico Focused Equities Portfolio                                    0.45%
     ----------------------------------------------------------------------- -------------------
     Nations Marsico Growth & Income Portfolio                                     0.45%
     ----------------------------------------------------------------------- -------------------



   Approved:        December 9, 1997